As filed with the Securities and Exchange Commission on August 11, 2005
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENTS
NO. 33-86634, 33-94872, 333-21997, 333-59157, 333-39480, 333-63804, 333-100793, 333-106196, AND 333-126579
UNDER
THE SECURITIES ACT OF 1933

SOLEXA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3161073
(State of Incorporation)	(I.R.S. Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices)
1992 Stock Option Plan
2005 Equity Incentive Plan
(Full title of the plans)
John West
Chief Executive Officer
Solexa, Inc.
25861 Industrial Blvd.
Hayward, California 94545
(510) 670-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Kitch, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered	Price per Share	Offering Price	Registration Fee
Common Stock, par value $0,01 per share
Shares not previously registered	1,800,000(1)	$4.83(2)	$8,694,000.00(2)	$1,023.28(2)
Shares previously registered	1,350,504(1)	N/A(3)	N/A(3)	N/A(3)

This Registration Statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-86634), as filed with the Securities and Exchange Commission on November 22, 1994 (the “1994 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-94872), as filed with the Securities and Exchange Commission on July 24, 1995 (the “1995 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-21997), as filed with the Securities and Exchange Commission on February 19, 1997 (the “1997 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-59157), as filed with the Securities and Exchange Commission on July 15, 1998 (the “1998 Registration Statement”); (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-39480), as filed with the Securities and Exchange Commission on June 16, 2000 (the “2000 Registration Statement”); (g) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-63804), as filed with the Securities and Exchange Commission on June 25, 2001 (the “2001 Registration Statement”); (h) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-100793), as filed with the Securities and Exchange Commission on October 28, 2002 (the “2002 Registration Statement”); (i) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-106196), as filed with the Securities and Exchange Commission on June 17, 2003 (the “2003 Registration Statement”); and (j) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-126579), as filed with the Securities and Exchange Commission on July 13, 2005 (the “2005 Registration Statement”) (the 1994 Registration Statement, the 1995 Registration Statement, the 1997 Registration Statement, the 1998 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement and the 2005 Registration Statement are collectively referred herein as the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.01, were registered for issuance under the Registrant’s 1992 Stock Option Plan, as amended (the “Prior Plan”).

(1) This Registration Statement covers 1,800,000 shares, not previously registered, under the Solexa, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), which is the successor plan to the Prior Plan. In addition, this Registration Statement covers up to 1,350,504 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plan and which may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plan and shares subject to currently outstanding options under the Prior Plan. In the event any of these shares subject to outstanding options are not issued under the Prior Plan, such as when an option granted under the Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2005 Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2005 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 5, 2005 as reported on the Nasdaq SmallCap Market, in accordance with Rule 457(c) of the Securities Act.
(3) The Carried Forward Shares were previously registered under the Prior Registration Statements; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8). The Post-Effective Amendments to the Prior Registration Statements are filed here to reallocate the Carried Forward Shares from the Prior Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Prior Registration Statements.

PART II
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
     Solexa, Inc. (the “Registrant”) has filed this registration statement to register under the Securities Act the offer and sale of 1,800,000 common shares, par value $0.01 per share, of beneficial interest, not previously registered, in the Registrant, and up to 1,350,504 common shares, par value $0.01 per share, which were previously registered (as further described below) of beneficial interest in the Registrant, pursuant to the Solexa, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the 1994 Registration Statement; (c) a Post-Effective Amendment No. 1 to the 1995 Registration Statement; (d) a Post-Effective Amendment No. 1 to the 1997 Registration Statement; (e) a Post-Effective Amendment No. 1 to the 1998 Registration Statement; (f) a Post-Effective Amendment No. 1 to the 2000 Registration Statement; (g) a Post-Effective Amendment No. 1 to the 2001 Registration Statement; (h) a Post-Effective Amendment No. 1 to the 2002 Registration Statement; (i) a Post-Effective Amendment No. 1 to the 2003 Registration Statement; and (j) a Post-Effective Amendment No. 1 to the 2005 Registration Statement (the 1994 Registration Statement, the 1995 Registration Statement, the 1997 Registration Statement, the 1998 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement and the 2005 Registration Statement are collectively referred herein as the “Prior Registration Statements”). 1,350,504 shares registered hereby were previously registered under the Prior Registration Statements for offer and sale pursuant to the Registrant’s 1992 Stock Option Plan, as amended (the “Prior Plan”).
     The 2005 Plan was approved and adopted at the Registrant’s annual meeting of stockholders on July 7, 2005 to supersede and replace the Prior Plan. The Registrant desires to have the shares of common stock registered hereunder and issuable pursuant to the 2005 Plan to include those shares of common stock described above whose offer and sale were registered under the Prior Registration Statements. The shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plan. This Registration Statement covers 1,800,000 shares, not previously registered, under the 2005 Plan, which is the successor plan to the Prior Plan. In addition, this Registration Statement covers up to 1,350,504 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plan and which may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plan and shares subject to currently outstanding options under the Prior Plan. In the event any of these shares subject to outstanding options are not issued under the Prior Plan, such as when an option granted under the Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2005 Plan. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2005 Plan and the Prior Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
     Consequently, in accordance with the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Registrant is (i) carrying over the Carried Forward Shares from the Prior Registration Statements, and (ii) registering the offer and sale of 1,800,000 new common shares, of which all 3,150,504 shares may be offered and sold under the 2005 Plan pursuant to this registration statement; (b) the registration fee allocable to the Carried Forward Shares carried over from the Prior Registration Statements and paid in connection with the Prior Registration Statements is carried over in this Registration Statement; and (c) the Prior Registration Statements are being amended on a post-effective basis to disclose the succession of the 2005 Plan to the Prior Plan, pursuant to this Registration Statement.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Solexa, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement of Form S-8:
     (a) Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 000-22570), filed with the SEC on March 31, 2005;
     (b) Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 000-22570), filed with the SEC on May 23, 2005;
     (c) Registrant’s Current Reports on Form 8-K (File No. 000-22570), filed with the SEC on January 3, 2005, January 10, 2005, March 7, 2005 (as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on May 20, 2005), March 29, 2005, April 8, 2005, April 26, 2005, May 11, 2005, May 23, 2005, June 9, 2005, June 28, 2005 and July 15, 2005; and
     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (File No. 000-22570), filed with the SEC on October 5, 1993, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
Item 4. DESCRIPTION OF SECURITIES
     Not applicable.
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Article VI of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may hereafter be amended, a director of the Registrant shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any breach of their duty of loyalty to the corporation or its stockholders,
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, or
•	for any transaction from which the director derived an improper personal benefit.
     The Registrant’s Bylaws, as amended, provide that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or other applicable law, though the extent of indemnification may be modified through individual contracts. The Registrant shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, or (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to Delaware law. The Registrant’s Bylaws, as amended, provide that the Registrant may indemnify its other officers, employees and agents as set forth in Delaware law. The Registrant has the power to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to its Bylaws, as amended.
     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, as amended. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts that any such person becomes legally obligated to pay because of any claims made against or by such person in connection with any action or proceeding to which such person is, was, or is threatened to be made a party by reason of the fact that such person serves or served as a director, officer, employee or other agent of the Registrant or any other company or enterprise at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
Item 8. EXHIBITS

Exhibit
Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.1.1	(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.1.2	(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.2	(1)	Bylaws of the Registrant.
4.3	(3)	Certificate of Ownership and Merger of the Registrant.
4.4	(4)	Form of Common Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Independent Registered Public Accounting Firm, with respect to Solexa, Inc.
23.2		Consent of Ernst & Young LLP, Independent Auditors, with respect to Solexa Limited.
23.3		Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1		Power of Attorney (contained on the signature page to this Registration Statement).
99.1	(5)	1992 Stock Option Plan, as amended.
99.2	(6)	2005 Equity Incentive Plan.

(1)     Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference.
(2)     Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the period ended December 31, 2002, and incorporated herein by reference.
(3)     Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on March 7, 2005, and incorporated herein by reference.
(4)     Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and incorporated herein by reference.
(5)     Filed as an exhibit to Registrant’s Registration Statement on Form S-8 filed with the SEC on July 13, 2005 (File No. 333-126579), and incorporated herein by reference.
(6)     Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on June 9, 2005, and incorporated herein by reference.

Item 9. UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 11, 2005.

Solexa, Inc.
By:	/s/ John West

John West Chief Executive Officer and Director

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints John West and Linda M. Rubinstein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John West	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2005
John West

/s/ Linda M. Rubinstein	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2005
Linda M. Rubinstein

/s/ Craig C. Taylor	Chairman of the Board	August 11, 2005
Craig C. Taylor

/s/ Genghis Lloyd-Harris	Director	August 11, 2005
Genghis Lloyd-Harris

	Director	August ___, 2005
Stephen D. Allen

/s/ H. Hauser	Director	August 11, 2005
Hermann Hauser

/s/ G. Mason Morfit	Director	August 11, 2005
G. Mason Morfit

/s/ Douglas M. Fambrough	Director	August 11, 2005
Douglas M. Fambrough

EXHIBIT INDEX

Exhibit
Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation.
4.1.1	(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.1.2	(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.2	(1)	Bylaws of the Registrant.
4.3	(3)	Certificate of Ownership and Merger of the Registrant.
4.4	(4)	Form of Common Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Independent Registered Public Accounting Firm, with respect to Solexa, Inc.
23.2		Consent of Ernst & Young LLP, Independent Auditors, with respect to Solexa Limited.
23.3		Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1		Power of Attorney (contained on the signature page to this Registration Statement).
99.1	(5)	1992 Stock Option Plan, as amended.
99.2	(6)	2005 Equity Incentive Plan.

(1)     Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference.
(2)     Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the period ended December 31, 2002, and incorporated herein by reference.
(3)     Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on March 7, 2005, and incorporated herein by reference.
(4)     Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and incorporated herein by reference.
(5)     Filed as an exhibit to Registrant’s Registration Statement on Form S-8 filed with the SEC on July 13, 2005 (File No. 333-126579), and incorporated herein by reference.
(6)     Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on June 9, 2005, and incorporated herein by reference.